EXECUTIVE CONSULTING AND MANAGEMENT SERVICES AGREEMENT

Waste Energy Corp. and 221 Cap, LLC

This Executive Consulting and Management Services Agreement (this "Agreement") is entered into effective as of September 1st 2026 (the "Effective Date"), by and between Waste Energy Corp., a Nevada corporation (the "Company"), and 221 Cap, LLC, a limited liability company ("Consultant"). Scott Gallagher is the principal and authorized representative of Consultant and shall serve as the designated key executive through whom Consultant will principally perform the services contemplated by this Agreement (the "Key Executive").

RECITALS

WHEREAS, through Scott Gallagher, Consultant and its principal have provided substantial executive leadership, management, operational, financing, restructuring, regulatory, strategic and business-development services to the Company;

WHEREAS, Scott Gallagher has served the Company in senior executive and Board leadership capacities and has been instrumental in transitioning and developing the Company, advancing its operating business and waste conversion infrastructure, restoring and maintaining its public-company reporting activities, arranging and supporting capital, advancing regulatory and operational initiatives, and developing the Company's strategic direction;

WHEREAS, Scott Gallagher has from time to time personally advanced or loaned funds to or for the benefit of the Company, personally guaranteed or supported Company obligations, and permitted the use of his personal financial information or credit in connection with Company contracts, financing arrangements and other obligations;

WHEREAS, the Company desires to retain Consultant for an additional three-year period to provide executive management and related services principally through Scott Gallagher, and the parties desire to establish compensation that recognizes prior contributions while aligning a meaningful portion of future compensation with the Company's operating performance and long-term value;

WHEREAS, Consultant is an independently operated business, Scott Gallagher maintains business interests and sources of income separate from the Company, and the parties intend that Consultant perform the services contemplated by this Agreement as an independent contractor and that amounts payable for such services be paid to Consultant and reported consistent with that intended relationship, subject to applicable law;

WHEREAS, following full disclosure of Scott Gallagher's ownership and financial

interest in Consultant and this Agreement, the disinterested members of the Board of Directors have determined that the terms of this Agreement are fair to, and in the best interests of, the Company and its stockholders;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. ENGAGEMENT AND SERVICES

1.1 Engagement.

The Company hereby retains Consultant to provide executive management, operational, strategic, financing, business-development, regulatory, investor-relations and related services during the Term, and Consultant accepts such engagement subject to the terms of this Agreement.

1.2 Key Executive.

Consultant shall principally perform its obligations through Scott Gallagher. Subject at all times to election, appointment and removal in accordance with applicable law and the Company's governing documents, the parties currently contemplate that Scott Gallagher will continue to serve as the Company's Chief Executive Officer and President and may continue to serve as Chairman of the Board and in such other executive capacities as the Board and Consultant may mutually agree. To the extent requested by the Board, Scott Gallagher may continue performing functions associated with Interim Chief Financial Officer until a permanent Chief Financial Officer is appointed.

1.3 Authority and Board Oversight.

When acting in an officer or director capacity, Scott Gallagher shall have the authority and responsibilities customary for those positions, subject to the lawful oversight and directives of the Board. Consultant's status as an independent contractor does not diminish the Board's corporate-governance authority over the Company's officers, directors, capital structure, securities filings or other matters reserved to the Board by law or the Company's governing documents.

2. INDEPENDENT CONTRACTOR RELATIONSHIP

2.1 Independent Business.

The parties intend and agree that the Consultant is engaged as an independent contractor and not as an employee of the Company. Consultant is a separately organized business, may provide services to other businesses and maintain other investments and sources of income, and is not required to devote all of its business activities exclusively to the Company, provided that Consultant satisfies its obligations under this Agreement and avoids undisclosed conflicts of interest.

2.2 Manner and Place of Performance.

Except for matters requiring action in Scott Gallagher's capacity as a Company officer or director, Consultant shall control the manner, means, sequence, scheduling and location of its performance. Consultant may perform services from its own offices, home office, Company facilities, operating sites or other locations as reasonably appropriate. No fixed working hours are established by this Agreement.

2.3 Expenses and Resources.

Except for reimbursable Company business expenses and benefits expressly provided under this Agreement, Consultant shall provide its own ordinary office resources, administrative support and equipment necessary to perform the services.

2.4 1099 Reporting Intent.

The parties intend that cash compensation paid for services under this Agreement be paid directly to 221 Cap, LLC or as directed by the Consultant and reported as nonemployee compensation on Form 1099-NEC or such successor form as may be applicable. Consultant shall be responsible for its own federal, state and local tax reporting and obligations arising from such payments. The Company shall not voluntarily change the intended contractor reporting treatment without prior written notice to Consultant and approval by the disinterested members of the Board, except to the extent a different treatment is required by applicable law, a final determination of a taxing authority, or binding legal authority.

2.5 No Employee Benefit Status by Implication.

Neither Consultant nor Scott Gallagher shall be deemed entitled to participate in an employee benefit plan solely by reason of this Agreement. Contractual executive benefits, reimbursements, insurance protections and other consideration specifically provided by this Agreement are independent contractual obligations and shall not, by themselves, alter the parties' intended independent-contractor relationship.

3. TERM AND RENEWAL

3.1 Initial Term.

The initial term of this Agreement shall begin on the Effective Date and continue for three (3) years, unless earlier terminated in accordance with this Agreement (the "Initial Term").

3.2 Consultant Renewal Option.

Provided Consultant and Scott Gallagher are not then in an uncured material breach of this Agreement and Scott Gallagher has not been terminated for Cause, Consultant shall have the option to renew this Agreement for one additional three-year term by delivering written notice to the Company at least ninety (90) days before expiration of the Initial Term.

During the renewal term, the Annual Consulting Fee and each dollar amount payable under the Annual Performance Bonus program shall increase by ten percent (10%), while the applicable Operating Revenue thresholds shall remain unchanged unless the parties otherwise agree in writing. All other material terms shall continue in effect. The Restricted Stock Signing Award described in Section 6 is a one-time award and shall not automatically be repeated upon renewal.

4. ANNUAL CONSULTING FEE

4.1 Annual Fee.

In consideration for the services provided under this Agreement, the Company shall pay Consultant an annual consulting and management fee of Two Hundred Forty Thousand Dollars ($240,000) (the "Annual Consulting Fee").

4.2 Payment.

The Annual Consulting Fee shall be paid directly to 221 Cap, LLC in substantially equal installments on a monthly or semi-monthly basis, as administratively determined by the Company and Consultant, and shall be remitted to the account designated by Consultant in writing.

4.3 No Reduction.

The Annual Consulting Fee may be increased by the Board at any time but shall not be reduced during the Term without Consultant's written consent, except as part of a proportionate Company-wide reduction applicable to substantially all senior executive compensation and approved by the disinterested members of the Board.

5. ANNUAL PERFORMANCE BONUS

5.1 Minimum Bonus Program.

For each fiscal year during the Term, Consultant shall be entitled to a minimum annual cash performance bonus based on the Company's consolidated annual Operating Revenue. The bonus is cumulative by threshold as follows:

Annual Operating Revenue	Minimum Annual Bonus	Cumulative Result
At least $1,000,000 but less than $2,500,000	$50,000	$50,000
At least $2,500,000 but less than $5,000,000	$100,000	$100,000
$5,000,000 or more	$200,000	$200,000

5.2 Operating Revenue.

For purposes of this Agreement, "Operating Revenue" means consolidated revenue recognized by the Company in accordance with generally accepted accounting principles from the Company's ordinary operating businesses and activities. Operating Revenue shall exclude financing proceeds, proceeds from the issuance or sale of securities, gains from debt settlements, derivative gains, investment gains and other extraordinary or non-operating accounting gains unless the Board determines in good faith that a particular item represents revenue generated from the Company's ordinary business operations.

5.3 Determination and Payment.

Operating Revenue shall be determined from the Company's annual financial statements. Any earned performance bonus shall be paid to 221 Cap, LLC within thirty (30) days following the filing of the Company's applicable Annual Report on Form 10-K, or earlier if the Board determines the applicable threshold has been conclusively established.

5.4 Additional Discretionary Bonus.

The foregoing amounts are minimum performance bonuses. Nothing in this Agreement prevents the Board or a duly authorized committee from awarding additional discretionary cash or equity compensation based on extraordinary performance, acquisitions, financings, strategic transactions, regulatory achievements, increases in shareholder value, operational milestones or other accomplishments.

6. ONE-TIME RESTRICTED STOCK SIGNING AWARD

6.1 Award and Purpose.

In recognition of the historical services and contributions of Consultant and Scott Gallagher, including leadership in the Company's transition and development, personal financial support, loans or advances, personal guarantees and support of Company obligations, and as an incentive for continued services during the Term, the Company shall grant Consultant a one-time restricted stock award consisting of Fifteen Million (15,000,000) shares of the Company's common stock (the "Restricted Stock Award").

6.2 Issuance.

Subject to Board authorization, sufficient authorized and legally available shares, applicable securities laws and customary transfer-agent requirements, the Company shall cause all 15,000,000 shares to be issued promptly following the Effective Date to 221 Cap, LLC, or to another entity controlled by Scott Gallagher that Consultant designates in writing and Company securities counsel approves. Any shares that are issued before vesting shall remain subject to the Company's contractual right of forfeiture and cancellation as provided below.

6.3 Vesting Schedule.

(a) 5,000,000 shares shall vest immediately on the Effective Date.

(b) 5,000,000 shares shall vest on the first anniversary of the Effective Date.

(c) 5,000,000 shares shall vest on the second anniversary of the Effective Date.

6.4 Restrictions on Unvested Shares.

Until vested, the applicable shares may not be sold, assigned, pledged, hypothecated or otherwise transferred and shall remain subject to forfeiture and cancellation. The Company and its transfer agent may maintain restrictive legends and stop-transfer instructions consistent with this Agreement and applicable law.

6.5 Voting and Distributions.

To the extent legally permissible and consistent with the form of issuance selected by Company securities counsel, the record holder of issued Restricted Shares shall have voting rights. Any dividend or distribution attributable to unvested shares shall remain subject to the same vesting and forfeiture conditions as the underlying shares unless otherwise required by law.

6.6 Accelerated Vesting.

All remaining unvested shares shall immediately become fully vested upon: (a) termination of this Agreement by the Company without Cause; (b) termination by Consultant for Good Reason; (c) Scott Gallagher's death or Disability; or (d) a Change in Control of the Company.

6.7 Forfeiture.

If Consultant voluntarily terminates this Agreement without Good Reason, or if the Company terminates this Agreement for Cause, before a scheduled vesting date, all then-unvested shares shall be automatically forfeited and may be cancelled by the Company without additional consideration.

6.8 Securities-Law Treatment.

All shares issued pursuant to this Agreement shall remain subject to applicable federal and state securities laws, affiliate restrictions, holding periods and restrictive legends. Consultant acknowledges that Scott Gallagher may be deemed to beneficially own shares held by Consultant or another controlled entity for federal securities-law purposes.

7. ANNUAL FEE-TO-STOCK ELECTION

7.1 Election Right.

During each Contract Year, Consultant may elect, at its sole option, to receive up to Forty Thousand Dollars ($40,000) of the Annual Consulting Fee in shares of the Company's common stock rather than cash.

7.2 Monthly Election.

The election may be made on a monthly basis. Each election shall be made prospectively in writing before the applicable fee installment is earned or becomes due and shall specify the dollar amount to be converted for the applicable month. The aggregate amount converted during any Contract Year shall not exceed $40,000.

7.3 Share Price.

The number of shares issued for each monthly election shall be determined using the official closing price of the Company's common stock on its principal trading market on the final trading day of the applicable month. If no trade is reported on that date, the most recent preceding official closing price shall be used. No discount to market price shall apply. Fractional shares shall be rounded down and any residual amount shall be paid in cash.

7.4 Issuance.

Shares issued under this Section shall be fully vested upon issuance and shall be issued to 221 Cap, LLC or another permitted controlled entity designated by Consultant, subject to

applicable securities laws and transfer-agent requirements.

8. CONTRACTUAL EXECUTIVE BENEFITS AND REIMBURSEMENTS

8.1 Executive-Level Benefits.

In addition to the Annual Consulting Fee and bonus opportunities, the Company shall provide or reimburse Consultant or Scott Gallagher, as appropriate, for reasonable executive-level benefits customarily provided to similarly situated chief executive officers, to the extent legally and administratively permissible. These benefits may include:

(a) reimbursement of reasonable medical, dental and vision insurance premiums for Scott Gallagher and eligible family members, or comparable Company-provided coverage where administratively available; **(b)** reasonable life and disability insurance coverage or premium reimbursement;

(c) directors' and officers' liability insurance coverage appropriate to Scott Gallagher's positions; **(d)** indemnification rights provided by this Agreement, the Company's governing documents and applicable law; **(e)** reasonable business travel, lodging, meals, communications, mobile telephone and other documented Company business expenses;

(f) reasonable scheduling flexibility, including up to twenty (20) business days per Contract Year during which Scott Gallagher may be unavailable for routine Company matters, subject to reasonable availability for significant executive or Board matters; and

(g) such other executive benefits or reimbursements as the Board may approve for similarly situated senior executives.

8.2 No Employee Plan Right.

Nothing in this Section creates a right to participate in any tax-qualified or other employee benefit plan if participation would be inconsistent with the parties' intended independent-contractor relationship or the governing terms of the applicable plan.

9. EXISTING COMPANY OBLIGATIONS AND PERSONAL GUARANTEES

9.1 Preservation of Existing Obligations.

Nothing in this Agreement cancels, compromises, releases, offsets or otherwise affects any properly documented loan, advance, accrued compensation, expense reimbursement or other amount separately owed by the Company to Consultant or Scott Gallagher as of the Effective Date. Such obligations shall remain separate Company obligations until paid, settled or otherwise resolved in writing.

9.2 Existing Personal Guarantees.

The Company acknowledges that Scott Gallagher has personally guaranteed, supported or provided personal financial information in connection with certain Company obligations. As the Company's financial condition permits, the Company shall use commercially reasonable efforts to refinance, replace or otherwise obtain Scott Gallagher's release from existing personal guarantees.

9.3 Reimbursement.

If Scott Gallagher is required to make a payment from personal funds pursuant to a properly authorized personal guarantee of a bona fide Company obligation, the Company shall reimburse him for that payment, except to the extent the payment resulted from his fraud, intentional misconduct or unauthorized action.

9.4 Future Personal Support.

Neither Consultant nor Scott Gallagher shall be required to personally guarantee new Company indebtedness, pledge personal assets, provide personal credit support or furnish personal financial information for a new Company obligation without prior written consent. Any material new personal guarantee may be subject to separate consideration approved by

the disinterested members of the Board.

10. INDEMNIFICATION AND D&O INSURANCE

To the fullest extent permitted by applicable law and the Company's governing documents, the Company shall indemnify, defend and hold Scott Gallagher harmless from claims, liabilities, judgments, fines, penalties, settlements and reasonable legal expenses arising from good-faith performance of his duties for the Company. The Company shall maintain commercially reasonable directors' and officers' liability insurance covering Scott Gallagher on terms no less favorable than those generally applicable to other Company directors and senior executive officers. The protections of this Section shall survive expiration or termination of this Agreement.

11. TERMINATION

11.1 Termination for Cause.

The Company may terminate this Agreement for "Cause" only upon a good-faith determination by the disinterested members of the Board that Scott Gallagher or Consultant has: (a) committed fraud, embezzlement or intentional misappropriation of material Company assets; (b) been convicted of, or pleaded guilty or no contest to, a felony involving fraud or dishonesty that materially impairs Scott Gallagher's ability to perform his duties; (c) engaged in willful misconduct causing material harm to the Company; or (d) materially breached this Agreement and failed to cure the breach within thirty (30) days after written notice specifying the breach, if the breach is reasonably capable of cure. A good-faith business decision, unsuccessful strategy, decline in stock price, failure to achieve revenue projections, or inability to obtain financing shall not, standing alone, constitute Cause.

11.2 Good Reason.

For purposes of this Agreement, "Good Reason" means, without Consultant's written consent: (a) a material reduction in the Annual Consulting Fee; (b) a material reduction in Scott Gallagher's authority, duties or responsibilities as Chief Executive Officer or President; (c) the Company's material breach of this Agreement; (d) the Company's failure to issue or honor the Restricted Stock Award after applicable legal conditions have been satisfied; or (e) a requirement that Scott Gallagher permanently relocate his principal working location by more than fifty (50) miles. Consultant shall provide written notice of the condition and the Company shall have thirty (30) days to cure a condition reasonably capable of cure.

11.3 Termination Without Cause or for Good Reason.

If the Company terminates this Agreement without Cause or Consultant terminates for Good Reason, Consultant shall receive: (a) all accrued and unpaid Annual Consulting Fees through the termination date; (b) any earned but unpaid performance bonus; (c) termination compensation equal to twelve (12) months of the then-current Annual Consulting Fee; and (d) immediate vesting of all remaining unvested shares under the Restricted Stock Award.

11.4 Death or Disability.

If Scott Gallagher dies or becomes Disabled during the Term such that he cannot substantially perform the contemplated services for one hundred eighty (180) consecutive days, either party may terminate this Agreement. In that event, all accrued fees and earned bonuses shall be paid and all remaining unvested Restricted Shares shall immediately vest. For purposes of this Agreement, "Disability" means a physical or mental condition that materially prevents Scott Gallagher from substantially performing his executive duties for the period described above, as reasonably established by competent medical evidence.

12. CHANGE IN CONTROL

A "Change in Control" means: (a) a merger, consolidation or similar transaction following which the Company's stockholders immediately before the transaction own less than fifty percent (50%) of the voting power of the surviving or resulting entity; (b) acquisition by a

person or coordinated group of more than fifty percent (50%) of the Company's outstanding voting power; (c) sale of substantially all of the Company's operating assets; or (d) another transaction formally determined by the Board to constitute a change in control. A bona fide capital-raising transaction alone shall not constitute a Change in Control unless it results in the acquisition of control described above.

13. CONFIDENTIALITY AND COMPANY PROPERTY

Consultant and Scott Gallagher shall maintain the confidentiality of material nonpublic information, trade secrets and proprietary Company information during and after the Term, except where disclosure is authorized by the Company, made to professional advisers subject to confidentiality duties, or required or protected by law. Nothing in this Agreement prohibits communications with governmental agencies, regulators or law-enforcement authorities or the exercise of legally protected rights.

14. CORPORATE AND SECURITIES-LAW APPROVAL

14.1 Board Approval and Disclosure.

This Agreement, the compensation program and the Restricted Stock Award shall be approved by the Board following full disclosure of Scott Gallagher's ownership and financial interest in 221 Cap, LLC and this Agreement. Scott Gallagher shall abstain from the substantive Board vote approving his compensation to the extent determined appropriate by Company counsel, and the approval shall be reflected in Board minutes or written consent.

14.2 Share Authorization and Filings.

Issuance of shares under this Agreement is subject to sufficient authorized and legally available shares and compliance with applicable federal and state securities laws. The Company shall authorize its officers, securities counsel and transfer agent to take the actions and make the filings reasonably necessary to implement the Agreement and the approved equity awards.

14.3 No Frustration of Award.

The Company shall not knowingly take action primarily intended to prevent or frustrate the issuance or vesting of shares contractually owed under this Agreement after all applicable legal conditions have been satisfied.

15. PRIOR AGREEMENTS

Effective on the Effective Date, this Agreement supersedes and replaces any prior consulting or executive compensation agreement between Scott Gallagher or Consultant and the Company, including the consulting arrangement entered into when the Company was formerly known as MetaWorks Platforms Inc., solely with respect to services performed after the Effective Date. Nothing in this Section extinguishes any compensation, reimbursement, loan, advance, indemnification right or other obligation accrued before the Effective Date.

16. GOVERNING LAW

THIS AGREEMENT AND ALL CLAIMS, CONTROVERSIES OR DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SERVICES PROVIDED HEREUNDER, THE COMPENSATION OR EQUITY PROVIDED HEREUNDER, OR THE RELATIONSHIP CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICT-OF LAWS PRINCIPLES.

Notwithstanding the foregoing, matters constituting the internal corporate affairs of Waste Energy Corp., including the legal authorization and issuance of its capital stock and mandatory fiduciary-duty rules applicable to directors of a Nevada corporation, shall be governed by Nevada law to the extent Nevada law mandatorily applies.

17. EXCLUSIVE BINDING ARBITRATION IN HILLSBOROUGH COUNTY, FLORIDA

17.1 Mandatory and Exclusive Arbitration.

ANY AND ALL CLAIMS, DISPUTES, CONTROVERSIES OR CAUSES OF ACTION OF ANY KIND ARISING OUT OF, RELATING TO, CONNECTED WITH OR RESULTING FROM THIS AGREEMENT, THE SERVICES PROVIDED HEREUNDER, THE COMPENSATION OR EQUITY PROVIDED OR ALLEGEDLY DUE HEREUNDER, THE PARTIES' BUSINESS RELATIONSHIP, OR THE TERMINATION OR ALLEGED BREACH OF THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY AND FINALLY BY BINDING ARBITRATION, EXCEPT FOR THE LIMITED COURT PROCEEDINGS EXPRESSLY PERMITTED IN SECTION 17.6.

17.2 Exclusive Seat, Place and Venue.

THE EXCLUSIVE SEAT, PLACE AND VENUE OF EVERY ARBITRATION PROCEEDING SHALL BE HILLSBOROUGH COUNTY, FLORIDA. NO ARBITRATION HEARING SHALL BE CONDUCTED IN ANY OTHER COUNTY OR STATE UNLESS THE COMPANY AND CONSULTANT EXPRESSLY AGREE OTHERWISE IN A WRITING SIGNED AFTER THE DISPUTE HAS ARISEN.

17.3 Administrator and Rules.

The arbitration shall be administered by the American Arbitration Association (AAA) under its applicable Commercial Arbitration Rules, except to the extent those rules conflict with an express provision of this Agreement. The matter shall be heard by one neutral arbitrator experienced in commercial contracts, executive compensation and corporate disputes.

17.4 Arbitration Law.

The Federal Arbitration Act shall govern the enforceability of this arbitration agreement to the extent applicable to the parties' transaction, and the Revised Florida Arbitration Code, Chapter 682, Florida Statutes, shall supplement the Federal Arbitration Act to the extent not preempted or inconsistent with it. The arbitrator shall apply the substantive law specified in Section 16.

17.5 Arbitrator Authority.

The arbitrator may award any remedy available at law or in equity that a court of competent jurisdiction could lawfully award, including monetary damages, declaratory relief, specific performance, injunctive relief, enforcement of equity issuance or vesting obligations, interest, and attorneys' fees or costs where authorized by applicable law or another enforceable provision of this Agreement. The arbitrator shall issue a written, reasoned award.

17.6 Limited Court Proceedings.

No party may commence or maintain litigation concerning a dispute covered by this Section except a proceeding permitted by applicable arbitration law to compel or stay arbitration, obtain provisional relief in aid of arbitration, confirm an arbitration award, vacate or modify an arbitration award, or enforce a judgment entered on an arbitration award.

17.7 Exclusive Judicial Forum.

ANY PERMITTED COURT PROCEEDING RELATING TO THE ARBITRATION OR AN ARBITRATION AWARD SHALL BE BROUGHT EXCLUSIVELY IN A STATE COURT OF COMPETENT JURISDICTION LOCATED IN HILLSBOROUGH COUNTY, FLORIDA, OR, IF FEDERAL SUBJECT-MATTER JURISDICTION EXISTS, IN THE UNITED STATES DISTRICT COURT FOR THE MIDDLE DISTRICT OF FLORIDA, TAMPA DIVISION. EACH PARTY IRREVOCABLY CONSENTS TO SUCH JURISDICTION AND VENUE.

17.8 Jury-Trial Waiver.

THE COMPANY, CONSULTANT AND SCOTT GALLAGHER KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY MATTER ARISING FROM OR RELATING TO THIS AGREEMENT OR THE RELATIONSHIP CONTEMPLATED HEREBY.

17.9 Survival.

The arbitration, governing-law, jurisdiction, venue and jury-waiver provisions shall survive expiration, termination, rescission or alleged invalidity of this Agreement.

18. ASSIGNMENT AND SUCCESSORS

The Company may assign this Agreement only to a successor to substantially all of the Company's business or assets, and any such successor shall expressly assume the Company's obligations under this Agreement. Consultant may assign the right to receive payments or vested securities to an entity controlled by Scott Gallagher, subject to applicable law. The personal executive services of Scott Gallagher may not be delegated to another individual without Board approval.

19. NOTICES

Any notice required under this Agreement shall be in writing and shall be effective when personally delivered, sent by nationally recognized overnight courier, or transmitted by email with confirmation of receipt, to the addresses most recently designated in writing by the applicable party. Notices to the Company shall also be copied to its then current corporate or securities counsel if the sender has been provided such counsel's contact information.

20. ENTIRE AGREEMENT; AMENDMENTS; SEVERABILITY

20.1 Entire Agreement.

This Agreement constitutes the entire agreement between the parties concerning the services and compensation addressed herein and supersedes prior agreements covering services after the Effective Date, subject to Section 15.

20.2 Amendments.

Any amendment, waiver or modification must be in writing, approved by the Company through duly authorized Board action where required, and signed by the Company and Consultant.

20.3 Severability.

If any provision is held invalid or unenforceable, it shall be modified only to the minimum extent necessary to make it enforceable while preserving the parties' intent, and the remaining provisions shall continue in full force and effect.

20.4 No Waiver.

A failure or delay in exercising any right under this Agreement shall not constitute a waiver of that right or any other right.

21. COUNTERPARTS AND ELECTRONIC SIGNATURES

This Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Executive Consulting and Management Services Agreement effective as of the Effective Date.

WASTE ENERGY CORP.	**221 CAP, LLC**
By: W. Scott McBride W. Scott McBride (Aug 28, 2026 09:58:03 CDT)	By: Scott Gallagher Scott Gallagher (Aug 28, 2026 10:43:03 EDT)
Name: W. Scott McBride	Scott Gallagher
Title: Director / Authorized Representative	Title: Manager / Authorized
Representative Date: 08/28/2026	Date: 08/28/2026

KEY EXECUTIVE ACKNOWLEDGMENT

The undersigned acknowledges and agrees to the provisions of this Agreement specifically applicable to the Key Executive, including confidentiality, securities restrictions, indemnification provisions, arbitration, governing law, jurisdiction, venue and dispute resolution.

Scott Gallagher
Scott Gallagher (Aug 28, 2026 10:43:03 EDT)

Scott Gallagher, Individually as Key Executive

Date: 08/28/2026

BOARD APPROVAL ACKNOWLEDGMENT

The undersigned confirms that this Agreement, including the $240,000 Annual Consulting Fee, the Annual Performance Bonus program, the 15,000,000-share Restricted Stock Award and vesting schedule, the annual $40,000 Fee-to-Stock Election, the contractual executive benefits and reimbursements, the renewal option, and the Florida/Hillsborough County arbitration provisions, was approved by the Board of Directors of Waste Energy Corp. on ________________, 2026, following disclosure of Scott Gallagher's ownership and financial interest in 221 Cap, LLC and with Scott Gallagher abstaining from the substantive approval of his compensation to the extent reflected in the Board's minutes or written consent.

By: W. Scott McBride
W. Scott McBride (Aug 28, 2026 09:58:03 CDT)

Name: W. Scott McBride

Title: Director / Authorized Representative of the Board

Date: 08/28/2026